UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) – January 26, 2015 (January 27, 2015)

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54305	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Allen J. Campbell from Executive Vice President and Chief Financial Officer to Executive Vice President, Chief Infrastructure Officer, effective March 2, 2015

On January 27, 2015, Cooper-Standard Holdings Inc. (NYSE: CPS), the parent company of Cooper-Standard Automotive Inc. (“Cooper Standard”), announced that Mr. Campbell will transition out of his role as Executive Vice President and Chief Financial Officer of Cooper Standard effective as of March 2, 2015.  At that time, Mr. Campbell will relocate to Asia and transition to his new role as Executive Vice President, Chief Infrastructure Officer.

Appointment of Matthew W. Hardt as Executive Vice President, effective February 2, 2015 and Executive Vice President and Chief Financial Officer, effective March 2, 2015

On January 27, 2015, Cooper Standard announced the appointment of Matthew W. Hardt as Executive Vice President, effective February 2, 2015, and Executive Vice President and Chief Financial Officer of Cooper Standard, effective March 2, 2015, to coincide with the effective date of Mr. Campbell’s transition to the role of Executive Vice President, Chief Infrastructure Officer.

Prior to joining Cooper Standard, Mr. Hardt, 47, served as Senior Vice President, Finance, Industrial Solutions of TE Connectivity LTD. (formally Tyco Electronics LTD.) from 2012 to 2014. Prior to this role, Mr. Hardt served as Senior Vice President, Finance, Consumer and Industrial Solutions from 2010 to 2012 and Vice President, Finance, Specialty Products Group from 2009 to 2010 at TE Connectivity LTD. From 1990 to 2009, Mr. Hardt held finance and audit roles with increased responsibilities at General Electric Company, including serving as Chief Financial Officer, GE Fanuc Intelligent Platforms (2004-2009), Chief Financial Officer, Lighting and Appliances, Consumer Products, Europe, Middle East, Africa and India (2003-2004).

Under the terms of Mr. Hardt’s offer letter (the “Offer Letter”), as Executive Vice President and Chief Financial Officer, he will be entitled to an annual base salary of $400,000 and will be eligible to participate in Cooper Standard’s 2011 Omnibus Incentive Plan (which includes the annual incentive plan and the long-term incentive program (“LTIP”)), executive severance plan and supplemental executive retirement plan. For 2015, Mr. Hardt’s annual incentive target will be 65% of his base salary. In the first quarter of 2015, Mr. Hardt will receive LTIP awards designed to have an aggregate value, at the time of grant, of approximately $500,000. The Compensation Committee will determine the basis upon which achievement and payout will be determined for the performance award component of the LTIP, and may also consider allocating the aggregate LTIP award across performance share units, restricted stock units and stock options different than those in prior years.

Mr. Hardt’s Offer Letter is included in this filing as Exhibit 10.1 and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Offer Letter.

Item 8.01    Other Events.

On January 27, 2015, Cooper Standard issued a press release announcing the events described under Item 5.02 above. The press release is attached hereto as Exhibit 99.1.

Item 9.01.                       Financial Statements and Exhibits.

(d)  Exhibits

10.1	Offer Letter between Matthew W. Hardt and Cooper-Standard Automotive Inc. dated January 26, 2015.

99.1	Press Release dated January 27, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Cooper-Standard Holdings Inc.

/s/    Aleksandra A. Miziolek
Name:    Aleksandra A. Miziolek
Title:    Senior Vice President, General Counsel and Secretary
Date: January 27, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Offer Letter between Matthew W. Hardt and Cooper-Standard Automotive Inc. dated January 26, 2015.
99.1	Press Release dated January 27, 2015.